EXHIBIT 10.9

SHARE REPURCHASE AGREEMENT

This Share Repurchase Agreement (this “Agreement”), dated as of June 9, 2025, is entered into between Franklin Electric Co., Inc., an Indiana corporation (the “Company”), and Michael T. Flood, Louise Kellison Marsh, and Old National Bank dba Old National Wealth Management, in their capacity as the Co-Trustees of the Patricia Schaefer Amended and Restated Revocable Trust dated March 1, 2022 (said trust now being known as the Patricia Schaefer Settlement Trust) (the “Seller”) (each, a “Party” and, collectively, the “Parties”).

WHEREAS, the Seller owns 1,200,000 (One Million Two Hundred Thousand) shares of Common Stock, $0.10 par value, of the Company (the “Repurchased Shares”) which are subject to the terms of a Stock Redemption Agreement dated April 15, 2015 entered into between the Parties (the “Stock Redemption Agreement”); and

WHEREAS, the Seller wishes to sell to the Company, and the Company wishes to repurchase from the Seller, the Repurchased Shares, as more fully described and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Share Repurchase. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Seller shall sell, transfer, and deliver to the Company, and the Company shall purchase from the Seller, all of the Seller's rights, title, and interest in and to the Repurchased Shares (the “Repurchase”), free and clear of any pledge, lien, charge, security interest, mortgage, claim, or other encumbrance, except as otherwise evidenced by legends on the share certificate(s) evidencing the shares (each, an “Encumbrance”). Upon payment of the Purchase Price (as defined below) at the Closing, the Seller shall cease to have any rights as a holder of the Repurchased Shares.

2.Purchase Price. The purchase price per share for the Repurchased Shares (the “Purchase Price”) shall be equal to the volume-weighted average price of the Company’s common stock as reported on the NASDAQ for the five (5) trading days immediately preceding the Closing.

3.Payment Terms. The Company shall pay the Purchase Price to the Seller at the Closing in cash or by wire transfer of immediately available funds to an account designated by the Seller prior to the Closing.

4.Withholding. The Company shall be entitled to deduct and withhold from the Purchase Price such amounts as the Company is required to deduct and withhold under the Internal Revenue Code, or any provision of state, local, or foreign tax law. To the extent that such amounts are so withheld by the Company, such withheld and deducted amounts will be treated for all purposes of this Agreement as having been paid to the Seller.

5.Closing. The closing of the transactions contemplated by this Agreement shall take place on June 13, 2025 remotely by exchange of documents and signatures (or their electronic counterparts) (the “Closing”).

6.Closing Deliverables. At the Closing, the Seller shall deliver to the Company stock powers duly executed in blank and any other documentation reasonably requested by the Company to evidence the transfer of the Repurchased Shares, free and clear of all Encumbrances. No share certificates have been issued with respect to the Repurchased Shares. The Company shall deliver to the Seller the full Purchase Price in accordance with Section 3, subject to Section 4.

7.Representations and Warranties of Seller. The Seller represents to the Company that:

(a)The Seller is the sole legal and beneficial owner of the Repurchased Shares and such ownership is free and clear of all Encumbrances;

(b)Except as set out in the Stock Redemption Agreement, there are no other agreements, obligations, commitments orders, judgments, or decrees which prohibit or restrict the voting, transfer, or assignment of the Repurchased Shares;

(c)The Seller has full legal power, authority, and capacity to execute, deliver, and perform this Agreement and this Agreement shall constitute a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms;

(d)None of the execution, delivery, or performance by the Seller will conflict with, result in the breach of, constitute a default under or accelerate the performance required by the terms of:

(i)Any applicable law;

(ii)The provisions of any contract or agreement to which the Seller is a party or to which any of the Seller's material assets are bound.

(e)There is no action pending, or to the actual knowledge of the Seller, threatened against the Seller or its affiliates which, if adversely determined, would prevent the consummation of the transaction contemplated by this Agreement. There is no action by the Seller pending or threatened against any other person relating to the Repurchased Shares owned by the Seller.

(f)By reason of the Seller's business or financial experience (either alone or together with the Seller's advisers), the Seller has the capacity to protect the Seller's own interests in connection with the sale of the Repurchased Shares to the Company and to evaluate the potential risks and benefits of the sale hereunder of the Repurchased Shares;

(g)The Seller understands that the Seller (and not the Company) shall be responsible for the Seller’s tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

8.Representations and Warranties of the Company. The Company represents and warrants to the Seller that:

(a)The execution and delivery by the Company of this Agreement and performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered to the Seller by the Company and constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms;

(b)None of the execution, delivery, or performance by the Company, nor the consummation of the transaction contemplated hereby by the Company will conflict with, result in the breach of, constitute a default under or accelerate the performance required by the terms of:

(i)Any applicable law;

(ii)The provisions of any material contract or agreement to which the Company is a party or to which any of the Company's material assets are bound; or

(iii)Any of the Company's organizational documents, including its certificate of incorporation and by-laws.

(c)After giving effect to the payment of the Purchase Price to the Seller, the capital of the Company will not be impaired.

(d)There is no action pending, or to the actual knowledge of the Company, threatened against the Company or its subsidiaries which, if adversely determined, would prevent the consummation of the transaction contemplated by this Agreement.

(e)The Company understands that the Company (and not the Seller) shall be responsible for the Company’s tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

9.Public Disclosure. The Company shall file a Current Report on Form 8-K or other applicable disclosure filing with the United States Securities and Exchange Commission disclosing the material terms of the transactions contemplated herein, including this Agreement if required.

10.Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without regard to its conflict of law provisions. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of Indiana in each case located in the city of Fort Wayne and County of Allen, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding.

11.Further Assurances. The Parties shall execute and deliver such additional documents, instruments, conveyances, and assurances and take such further action as may be reasonably required to effectuate the transactions contemplated by this Agreement.

12.Survival of Representations and Warranties. The representations and warranties contained herein or made in writing by the Parties shall survive the closing.

13.Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

14.Notices. Any notice or other communication under this Agreement shall be in writing and shall be deemed given if delivered personally or by registered or certified mail, postage prepaid, addressed to the respective parties at the addresses set forth on the signature page hereof.

15.Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not by themselves affect the interpretation of this Agreement.

16.Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.

17.Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

18.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the Parties.

19.Amendments; Waiver. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by both of the Parties.

20.Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

21.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

/s/ Michael T. Flood
Michael T. Flood, Co-Trustee, Patricia Schaefer Settlement Trust

/s/ Louise Kellison Marsh
Louise Kellison Marsh, Co-Trustee, Patricia Schaefer Settlement Trust

OLD NATIONAL WEALTH MANAGEMENT, Co-Trustee, Patricia Schaefer Settlement Trust

By: /s/ Ryan Groves
Ryan Groves
Its: VP

Address:
c/o Barrett McNagny, LLP
215 E. Berry Street
Fort Wayne, Indiana 46802
Attn: John C. Barce
jcb@barrettlaw.com

Franklin Electric Co., Inc.

By /s/ Jonathan Grandon
Name: Jonathan Grandon
Title: Vice President, Chief Administrative Officer
Address:
9255 Coverdale Road
Fort Wayne, Indiana 46809
Attn: Legal Department
FELegal@fele.com